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                                                                    EXHIBIT 23.3

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated September 27, 1999, relating to the financial statements of International Fuel Technology, Inc. for the year ended March 31, 1999.

                                        /s/ McGladrey & Pullen, LLP

Las Vegas, Nevada
December 5, 2001